TERMINATION AND RELEASE AGREEMENT


     THIS TERMINATION AND RELEASE AGREEMENT (the "Agreement") is made as of the 12th day October, 2001, by and among SRM AGGREGATES, INC., an Alabama corporation, BRADLEY STONE & SAND, INC., a Tennessee corporation, BHY READY MIX, INC., a Tennessee corporation, DEKALB STONE, INC., a Georgia corporation, MULBERRY ROCK CORPORATION, a Georgia corporation, BAMA CRUSHED CORPORATION, an Alabama corporation, GROVE MATERIALS CORPORATION, a Georgia corporation (each individually a "Seller" and collectively "Sellers"), and U.S. AGGREGATES, INC., a Delaware corporation ("Parent"), and FLORIDA ROCK INDUSTRIES, INC., a Florida corporation ("Buyer").

                                    RECITALS

     A. Sellers, Parent and Buyer entered into an Asset Purchase Agreement dated as July 11, 2001 (the "Purchase Agreement"), pursuant to which Sellers agreed to sell, and Buyer agreed to purchase, substantially all of the assets of Sellers.

     B. Sellers, Parent and Buyer agree that it is in each party's best interest to terminate the Purchase Agreement and to release each other from liability in connection with the Purchase Agreement, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the parties agree as follows:

                                   AGREEMENTS

     1. Termination of Purchase Agreement. Effective October 12, 2001 (the "Termination Date"), the Purchase Agreement shall be and is hereby terminated and deemed null, void and of no force and effect whatsoever, except with respect to the obligations of the Buyer under Section 9.5(b) and (c) with respect to confidential information of the Sellers (the "Confidentiality Obligations") and with respect to the obligations of the Sellers and Buyer to pay expenses under
Section 9.6 of the Purchase Agreement (the "Expense Obligations"). Sellers, Parent and Buyer shall have no further obligations or liability under the
Purchase Agreement, except that the Buyer shall continue to have the Confidentiality Obligations and the Sellers and Buyer shall continue to have their respective Expense Obligations. Sellers, Parent and Buyer hereby waive the termination provisions set forth in Article VII of the Purchase Agreement and consent to termination of the Purchase Agreement without regard to such provisions.

     2. Payments. Within ten (10) days following the termination date, Buyer will pay SRM Aggregates, Inc. ("SRM") $6,772.32 for the costs incurred by SRM for the termination of circuit installations and/or upgrades ordered from BellSouth and ICI at the request of Buyer. This payment will be made via wire transfer of immediately available funds to an account designated in writing by SRM.

     3. Return of Confidential Information. Not later than fifteen (15) days following the Termination Date, the Buyer and its representatives will return to Sellers all originals of and will use commercially reasonable efforts to locate and destroy copies of all memoranda, notes, plans, records, documentation and other materials obtained from Sellers in connection with the transactions contemplated by the Purchase Agreement which Buyer may possess or have under its control. The foregoing obligation is not intended to limit and shall not limit Buyer's Confidentiality Obligations.

     4. Release of Sellers and Parent. Buyer hereby releases and forever discharges each of the Sellers and Parent of and from any and all claims, demands, causes of actions, obligations, damages, and liabilities of any nature whatsoever, whether in contract, tort, or otherwise and whether or not now known, suspected, or claimed, which Buyer ever had, now has, or claimed to have against any of the Sellers or Parent arising out of or in any way relating to the Purchase Agreement or the transactions contemplated thereby, including without limitation any breach thereof or any failure to perform thereunder; provided, however, that the Buyer does not release the Sellers with respect to any breaches by the Sellers of their Expense Obligations occurring after the Termination Date. Buyer hereby covenants and agrees never to commence, aid in any way, prosecute, or cause or permit to be commenced or prosecuted any future action or other proceeding based on any such claims, demands, causes of action, damages, or liabilities.

     5. Release of Buyer. Each of the Sellers and Parent hereby releases and forever discharges Buyer of and from any and all claims, demands, causes of actions, obligations, damages, and liabilities of any nature whatsoever, whether in contract, tort, or otherwise and whether or not now known, suspected, or claimed, which any of the Sellers of Parent ever had, now has, or claimed to have against Buyer arising out of or in any way relating to the Purchase Agreement or the transactions contemplated thereby, including without limitation any breach thereof or any failure to perform thereunder; provided, however, that the Sellers and the Parent do not release the Buyer with respect to any breaches by the Buyer of the Confidentiality Obligations or the Expense Obligations occurring after the Termination Date. Each of the Sellers and Parent hereby covenants and agrees never to commence, aid in any way, prosecute, or cause or permit to be commenced or prosecuted any future action or other proceeding based on any such claims, demands, causes of action, damages, or liabilities.

     6. Representations. Sellers represent and warrant that since the effective date of the Purchase Agreement, Sellers have not negotiated with any third parties for the sale of the assets which are the subject of the Purchase Agreement, Sellers are not presently negotiating with any third parties for the sale of the assets which are the subject of the Purchase Agreement, and Sellers have no present intent to sell to any third parties the assets which are the subject of the Purchase Agreement.

     7. Entire Agreement; Amendments. This Agreement shall supersede the Purchase Agreement in its entirety (other than with respect to the Confidentiality Obligations and the Expense Obligations) and contains the entire understanding of the parties with respect to the termination of the Purchase Agreement and any rights and duties arising under or from it. There are no restrictions, agreements, promises, warranties, covenants or undertakings, written or oral, between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     8. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     9. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the parties.

     10. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which taken together will constitute one and the same instrument.

     11. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties to this Agreement and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

     12. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     13. Arbitration Procedures.

          (a) The parties hereto agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of this Agreement and the provisions of the Purchase Agreement that survive the Termination Date as set forth in Section 1 above (the "Disputes"). Nothing in this Section 12 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined in subsection (e) below) or availing itself of the other remedies set forth in
Section 9.5(c) of the Purchase Agreement. The parties hereto hereby agree and acknowledge that, except as otherwise provided in this Section 12 or in the Commercial Arbitration Rules of the American Arbitration Association, as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act of the State of Florida.

          (b) In the event that any party hereto asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within forty-five (45) business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association, as in effect from time to time, to be included therein, if any.

          (c) Buyer and Sellers shall each select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Buyer's Arbitrator" and "Sellers' Arbitrator," respectively). In the event that either party fails to select an independent arbitrator as set forth herein within twenty (20) days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. Sellers' Arbitrator and Buyer's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 12. If Sellers' Arbitrator and Buyer's Arbitrator are unable to agree on a third arbitrator within twenty (20) days after their selection, Sellers' Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. Sellers' Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Sellers' Arbitrator and Buyer's Arbitrator.

          (d) The arbitrator(s) selected pursuant to subsection (c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer submits a claim for $1,000, and if Sellers contest only $500 of the amount claimed by Buyer, and if the arbitrator(s) ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e. 300 / 500) to Sellers and 40% (i.e. 200 / 500) to Buyer.

          (e) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all parties. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than the later of ninety (90) business days after the delivery of the Notice of Arbitration and ten (10) days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and except to correct manifest clerical errors.

          (f) Buyer and Sellers may enforce any Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in any inconvenient forum.

          (e) If any party shall fail to pay the amount of any damages, if any, assessed against it within ten (10) days of the delivery to such party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of(i) the prime rate, as declared by Citibank, N.A. from time to time (which rate shall be adjusted on the effective date of each change in such rate) (the "Prime Rate") plus 300 basis points and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semiannually, computed on the basis of a 365-day year and shall be payable on demand. In addition, such party shall promptly reimburse the other party for all reasonable costs or expenses of any nature or kind whatsoever (including but not limited to reasonable attorneys' fees) incurred in seeking to collect such damages or to enforce any Final Determination.

















                   [Signatures appear on the following pages.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                            SELLERS:

                            SRM AGGREGATES, INC.


                            By:_________________________________
                            Its:_________________________________



                            BRADLEY STONE & SAND, INC.


                            By:_________________________________
                            Its:_________________________________



                            BHY READY MIX, INC.


                            By:_________________________________
                            Its:_________________________________



                            DEKALB STONE, INC.


                            By:_________________________________
                            Its:_________________________________



                            MULBERRY ROCK CORPORATION


                            By:_________________________________
                            Its:_________________________________



                            BAMA CRUSHED CORPORATION


                            By:_________________________________
                            Its:_________________________________



                            GROVE MATERIALS CORPORATION


                            By:_________________________________
                            Its:_________________________________



                            PARENT:

                            U.S. AGGREGATES, INC.


                            By:_________________________________
                            Its:_________________________________



                            BUYER:

                            FLORIDA ROCK INDUSTRIES, INC.


                            By:_________________________________
                            Its:_________________________________